Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces Appointment of Chief Commercial Officer,

Transition of Certain Officers, and Preliminary, Unaudited First Quarter 2021 Revenue Range

-	George Parr to join as Executive Vice President and Chief Commercial Officer Effective April 12, 2021 -

Goleta, California, April 7, 2021 —Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, announced today that its Board of Directors has appointed George Parr as Inogen’s Executive Vice President and Chief Commercial Officer, effective April 12, 2021. On April 2, 2021 and April 5, 2021, respectively, Byron Myers, Executive Vice President, Marketing, and Arron Retterer, Executive Vice President, Sales, announced that they plan to leave Inogen effective June 4, 2021 following a transition period to help ensure an orderly and effective shift of responsibilities.

Inogen also announced that, based on preliminary, unaudited financial information, the Company expects total revenue for the first quarter of 2021 to be in the range of $84.0 million to $87.0 million.

Nabil Shabshab, Inogen’s Chief Executive Officer, said, “On behalf of the Board of Directors, I would like to congratulate George on this appointment as I believe that he will be a tremendous asset to Inogen and a great addition to the Executive Team. We believe our path forward necessitates building on current strengths but adding new capabilities to deliver on our strategic imperatives.  George’s 25 years of experience in C-suite, general management, marketing, and sales management roles across medical technology, consumer products, and industrial categories and markets around the world will be a great enabler in building a stronger Inogen and elevating our performance. I would like to thank Byron for his dedication and commitment to Inogen over the past twenty years that has helped increase patient awareness of our innovative, market-leading products, and creating a unique go-to-market approach. Additionally, I want to thank Arron for his contributions to Inogen’s success in the last year as we focused on increasing physician awareness and patient access to our products.”

“I am honored by the opportunity to lead the commercial operations of Inogen in our mission to increase the freedom and independence for respiratory patients and to make our technologies the standard of care,” said Mr. Parr. “I look forward to contributing to the next phase of Inogen’s success as we continue to seek ways to increase patient access to our technologies, expand the impact we have on patients, drive growth, and increase value for our stockholders.”

Most recently, Mr. Parr, 50, served as Executive Vice President & Chief Marketing Officer at Becton Dickinson and Company, a leading medical technology company, from November 2017 through January 2020.  Previously, from 2014 to 2017, Mr. Parr served as Senior Vice President & Chief Marketing Officer at SIRVA Worldwide Relocation & Moving, a moving industry company. Prior to that, from 2006 to 2013, Mr. Parr served at Diversey, Inc., a cleaning and hygiene solutions company, as Senior Vice President & Chief Marketing Officer from 2010 to 2013 and Worldwide General Manager, Kitchen Hygiene & Fabric Care from 2006 to 2010. Prior to that, Mr. Parr served in various managing roles in consumer goods companies. Mr. Parr holds an MBA from DePaul University and a B.S. in Accounting from LaSalle University.

About Inogen

We are a medical technology company offering innovative respiratory products for use in the homecare setting.  We primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements with respect to the announced management and organizational changes, statements regarding Inogen’s preliminary revenue expectations for the first quarter of 2021, statements concerning or implying Inogen’s future financial performance, trends and opportunities affecting Inogen, and the ability of management personnel and the board of directors to contribute to increasing patient access to Inogen’s products and technologies, expanding and growing its business, and increasing value for its stockholders. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including, but not limited to, risks related to its announced management and organizational changes; risks arising from the possibility that Inogen will not realize anticipated revenue or that Inogen’s actual revenue for the first quarter of 2021 differs from the preliminary expectations presented herein; risks related to the COVID-19 public health emergency; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; risks relating to Inogen’s acquisition of New Aera and the integration of New Aera’s business and operations within those of Inogen; risks relating to reimbursement coding of the Tidal Assist© Ventilator (TAV); the possibility that Inogen will not realize anticipated revenue from the technology acquired from New Aera or that expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and intellectual property risks relating to the acquisition of New Aera, including the risk of intellectual property litigation. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen's business and operating results are contained in Inogen's Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent SEC filings.  These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

The expected first quarter 2021 revenue amounts set forth above are preliminary estimates. Inogen is in the process of finalizing the actual results of operations for the three months ended March 31, 2021 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to Inogen as of the date of this press release and its actual results may differ from these estimates due to the completion of quarter-end closing procedures, final adjustments, review by Inogen’s independent registered public accounting firm and developments that may arise between now and the time Inogen’s financial results for the three months ended March 31, 2021 are finalized. Refer to Inogen’s actual results included in its unaudited consolidated financial statements for the three months ended March 31, 2021 once they become available. The preliminary financial data included in this press release have been prepared by, and are the responsibility of, Inogen’s management. Deloitte & Touche LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

Investor Relations and Media Contact:

Matthew Pigeon

mpigeon@inogen.net